Exhibit T3A.6
ARTICLES OF ORGANIZATION
OF
LOG CABIN DEMOCRAT, LLC
Article 1.
     The name of the limited liability company is LOG CABIN DEMOCRAT, LLC (hereinafter “Company”).
Article 2.
     Management of the Company is vested in one or more managers elected in accordance with such operating agreement agreed to by the members of the Company or the Georgia Limited Liability Company Act.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization.
     This 20th day of September, 2001.

/s/ Mark S. Burgreen
Mark S. Burgreen, Organizer, Log Cabin
Democrat, LLC

AMENDMENT TO ARTICLES OF ORGANIZATION
OF
LOG CABIN DEMOCRAT, LLC
(a Georgia limited liability company)
ARTICLE I
     The name of the limited liability company is “LOG CABIN DEMOCRAT, LLC” (the “Company”).
ARTICLE II
     The Company’s Articles of Organization were filed on September 21, 2001.
ARTICLE III
     Article 2 of the Company’s Articles of Organization is hereby deleted in its entirety.
     IN WITNESS WHEREOF, this Amendment to Articles of Organization has been executed by the undersigned this 19th day of May, 2009.

LOG CABIN DEMOCRAT, LLC
By: Morris Publishing Group, LLC
As its: Sole Member

By:	/s/ William S. Morris III
William S. Morris III
As its: Vice President

LOG CABIN DEMOCRAT, LLC

By:	/s/ William S. Morris III William S. Morris III
As its: Vice President